Exhibit 99.1
March 9, 2010
Eagle Rock Announces Amendment to Revolving Credit Facility in Support of the Recapitalization and Related Transactions
HOUSTON — Eagle Rock Energy Partners, L.P. (“Eagle Rock” or the “Partnership”) (NASDAQ: EROC) today announced that the Partnership has secured an amendment under its revolving credit facility to modify the definition of “Change in Control” in order to facilitate the proposed Partnership restructuring pursuant to the Global Transaction Agreement filed on Form 8-K with the SEC on January 12, 2010.
As previously disclosed regarding the option to acquire Eagle Rock’s general partner entities (the “GP Acquisition Option”) as outlined in the Global Transaction Agreement, Eagle Rock would have needed an amendment of, or waiver under, its credit facility in order to exercise the GP Acquisition Option prior to the renegotiation, refinancing, or termination of the credit facility. On March 8th, Eagle Rock obtained a credit facility amendment that will allow the GP Acquisition Option to be exercised without causing any prohibited “Change in Control” or other event of default under the credit facility. As a result, the Conflicts Committee (the “Conflicts Committee”) of Eagle Rock’s Board now has much more flexibility on the timing of the exercise of the GP Acquisition Option. This accelerates the likely timing of the acquisition of the General Partner and the resulting governance changes that would entitle the Partnership’s public unitholders to vote on the independent Eagle Rock directors who will constitute a majority of the Board.
In light of receiving the amendment, the Conflicts Committee currently intends to cause Eagle Rock to exercise the GP Acquisition Option as soon as practicable after (i) the Global Transaction Agreement and the transactions contemplated therein are approved by a majority of the common units held by non-affiliates of Natural Gas Partners prior to the July 31, 2010 deadline in the credit facility amendment and (ii) the Conflicts Committee has identified two additional director candidates who have agreed to serve on Eagle Rock’s Board.
As part of this amendment, Eagle Rock management has agreed to make a mandatory repayment of debt of not less than $100 million using the proceeds from the sale of its minerals business, that is contemplated in the Minerals Business Sale Agreement filed on Form 8-K with the SEC on December 21, 2009. Simultaneous with, and contingent upon the occurrence of, the proposed debt repayment, Eagle Rock management and its lender group have agreed to reduce the total committed capital under the Partnership’s $971 million credit facility by $100 million, to $871 million. The amendment did not involve a direct fee or changes to the credit facility’s pricing.
“We are pleased to announce this amendment with our existing lender group and appreciate their support in this important matter,” said Joseph A. Mills, Eagle Rock’s Chairman and Chief Executive Officer. “This amendment will allow our unit holders to realize one of the key benefits of the proposed recapitalization transactions on an accelerated timeframe, should the transactions be approved by our unit holders.”
Please refer to the Partnership’s Form 8-K filed with the SEC on March 9, 2010 for the complete amendment to the revolving credit facility.
About the Partnership
The Partnership is a growth-oriented master limited partnership engaged in three businesses: a) midstream, which includes (i) gathering, compressing, treating, processing and transporting natural gas; (ii) fractionating and transporting natural gas liquids; and (iii) marketing natural gas, condensate and NGLs; b) upstream, which includes acquiring, exploiting, developing, and producing interests in oil and natural gas properties; and c) minerals, which includes acquiring and managing fee mineral and royalty interests, either through direct ownership or through investment in other partnerships, in properties located in multiple producing trends across the United States. Its corporate office is located in Houston, Texas.
“Board” and “Board of Directors” in this press release refer to the Board of Directors of the general partner of the general partner of the Partnership.
Contacts:
Eagle Rock Energy Partners, L.P.
Jeff Wood, 281-408-1203
Senior Vice President and Chief Financial Officer
Adam Altsuler, 281-408-1350
Senior Financial Analyst
Important Additional Information Regarding the Proposed Restructuring Transactions will be Filed with the Securities and Exchange Commission (“SEC”):
In connection with the proposed recapitalization described in the Partnership’s Current Report on Form 8-K filed with the SEC on January 12, 2010, Eagle Rock has filed a preliminary proxy statement and will file a definitive proxy statement and other documents with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT EAGLE ROCK AND THE RECAPITALIZATION. Investors and security holders may obtain copies of the definitive proxy statement and other documents that Eagle Rock files with the SEC (when they are available) free of charge at the SEC’s web site at http://www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained (when available) free of charge on Eagle Rock’s web site at http://www.eaglerockenergy.com or by directing a request to Eagle Rock Energy

Partners, L.P., P.O. Box 2968, Houston, Texas 77252-2968, Attention: Investor Relations.
Eagle Rock and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from the unit holders of Eagle Rock in connection with the proposed transactions. Information regarding the special interests of persons who may be deemed to be such participants in the proposed transactions will be included in the proxy statement when it becomes available. Information regarding the directors and executive officers of Eagle Rock is also included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2008, and will be included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2009, when filed with the SEC, and in subsequent statements of changes in beneficial ownership on file with the SEC. These documents are available free of charge at the SEC’s web site at http://www.sec.gov and from Investor Relations at Eagle Rock as described above.
This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a valid exemption from registration under, or a prospectus meeting the requirements of, the Securities Act of 1933, as amended.
This news release may include “forward-looking statements”. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements and speak only as of the date on which such statement is made. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause the Partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements. The Partnership assumes no obligation to update any forward-looking statement as of any future date. For a detailed list of the Partnership’s risk factors, please consult the Partnership’s Annual Report on Form 10-K, filed with the SEC for the year ended December 31, 2008, the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2009, when filed with the SEC, and the Partnership’s Forms 10-Q filed with the SEC for subsequent quarters, as well as any other public filings and press releases.

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